As filed with the Securities and Exchange Commission on June 9, 2006.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASPYRA, INC.

(formerly, Creative Computer Applications, Inc.)

(Exact Name of Registrant as Specified in Its Charter)

California	95-3353465
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

26115-A MUREAU ROAD
CALABASAS, CA 91302
(818) 880-6700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Name and Address of Agent For Service:	Copies of Communications Sent to:
STEVEN M. BESBECK	JOSEPH E. NIDA, ESQ.
CHIEF EXECUTIVE OFFICER	SHEPPARD MULLIN RICHTER & HAMPTON LLP
ASPYRA, INC.	800 ANACAPA STREET
(formerly, Creative Computer Applications, Inc.)	SANTA BARBARA, CA 93101
26115-A MUREAU ROAD
CALABASAS, CA 91302

Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value	5,400,000 shares(1)	$2.35(2)	$12,690,000	$1,357.83

(1)             Consists of (i) 3,750,000 shares of common stock and (ii) 1,650,000 shares issuable upon the exercise of warrants at a purchase price of $3.00 per share.

(2)             Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s common stock as reported on the American Stock Exchange on June 8, 2006.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 9, 2006

PROSPECTUS

Aspyra, Inc.

5,400,000 Shares

Common Stock

(No Par Value)

This prospectus relates to the disposition of 5,400,000 shares of our common stock which may be disposed of, from time to time, by the selling shareholders listed in the section of this prospectus entitled “Selling Shareholders;” or other transferees, pledges, donees or successors-in-interest. The selling shareholders purchased the common stock and the underlying Warrants on November 22, 2005 and May 17, 2006. We will not receive any of the proceeds from the sale of the 5,400,000 shares being offered by the selling shareholders.

Our common stock is quoted on the American Stock Exchange under the symbol “APY.”  On June 8, 2006, the last reported sale price for our common stock on the American Stock Exchange was $2.40 per share.

INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE CAREFULLY CONSIDER THE “RISK FACTORS” BEGINNING ON PAGE [5] OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June        , 2006

TABLE OF CONTENTS

Prospectus Summary	4
Risk Factors	5
Use of Proceeds	13
Selling Shareholders	13
Plan of Distribution	17
Legal Matters	19
Experts	19
Where You Can Find More Information	20
Information Incorporated by Reference	21

INFORMATION CONTAINED IN THIS PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS MAY ONLY BE ACCURATE AS OF THE DATE OF THIS PROSPECTUS.

The “Aspyra” family of related marks, images and symbols are our trademarks and intellectual property. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective holders. Unless the context otherwise requires, the terms “we,” “our,” “us,” “our company,” and “Aspyra” refer to Aspyra, Inc. and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “will” and words and terms of similar substance used in connection with any discussion of future events, operating or financial performance, financing sources, product development, capital requirements, market growth and the like, identify forward-looking statements. Forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors which could cause the actual results to differ materially from the forward-looking statement. These forward-looking statements include, among others:

•                  projections of revenues and other financial items;

•                  statements of strategies and objectives for future operations;

•                  statements concerning proposed applications or services;

•                  statements regarding future economic conditions, performance or business prospects;

•                  statements regarding competitors or competitive actions; and

•                  statements of assumptions underlying any of the foregoing.

You should not place undue reliance on our forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous risks and uncertainties that are beyond our control, including those we discuss in “Risk Factors” and elsewhere in this prospectus, and in our other reports we file with the Securities and Exchange Commission, or the SEC. The forward-looking statements in this prospectus speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before investing in our common stock. Therefore, you should read carefully and consider this entire prospectus, including the “Risk Factors” section and the information we incorporate by reference, before investing in our common stock.

Aspyra, Inc. (formerly, Creative Computer Applications, Inc.)

Aspyra, Inc. is a healthcare information technology and service provider that provides software and browser-based solutions, specializing in Clinical Information Systems for hospital and clinic-based laboratories, pharmacies, and medical imaging departments. Its primary products, CyberLAB® , CyberMED® and CyberRAD® are highly functional, scalable, and can be deployed in a variety of healthcare settings. Aspyra’s systems are deployed at more than 500 sites.

Our wholly owned subsidiaries, Aspyra Diagnostic Systems, Inc. (formerly StorCOMM, Inc.) and Aspyra Technologies, Ltd., acquired November 22, 2005, are leaders in the design, development, implementation and support of highly scalable Picture Archive Communication Systems, or PACS, and Clinical Image Management Systems tailored to meet the needs of healthcare organizations in the United States and abroad. Our subsidiaries’ Access.NET™ family of systems provides enterprise wide system solutions for imaging centers, orthopedic environments and hospitals. AccessNET™ systems are deployed at more than 200 sites in the United States and Europe.

We are a California corporation. We were originally incorporated in 1978 as Creative Computer Applications, Inc. In connection with our merger with our subsidiaries, we changed our name to Aspyra, Inc. on November 21, 2005. Our executive offices are located at 26115-A Mureau Road, Calabasas, California 91302, and our telephone number is (818) 880-6700. Our website address is www.aspyra.com. The information on or accessible through our website is not a part of this prospectus.

The Offerings

The selling shareholders listed in the section of this prospectus entitled “Selling Shareholders” may offer and sell up to 5,400,000 shares of our common stock.

Under this prospectus, the selling shareholders may sell their shares of common stock in the open market at prevailing market prices or in private transactions at negotiated prices. They may sell the shares directly, or may sell them through underwriters, brokers or dealers. Underwriters, brokers or dealers may receive discounts, concessions or commissions from the selling shareholders or from the purchaser, and this compensation might be in excess of the compensation customary in the type of transaction involved. See the section of this prospectus entitled “Plan of Distribution.”

We will not receive any proceeds from the potential sale of the 5,400,000 shares offered by the selling shareholders.

RISK FACTORS

In evaluating the Company, various risk factors and other information should be carefully considered. The risks and uncertainties described below are not the only ones that impact the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also have an adverse impact on us. Among other things, this discussion contains forward-looking statements that are based on certain assumptions about future risks and uncertainties. We believe that our assumptions are reasonable. Nonetheless, it is likely that at least some of these assumptions will not come true.

RISKS RELATED TO OUR BUSINESS

We have recently experienced operating losses and cash outflows and we may not become profitable and sustain profitability in the future.

We have recently experienced operating losses and cash outflows. For the three months ended March 31, 2006, our net loss was $1,313,718. At March 31, 2006, our cash and cash equivalents totaled $934,732 and our working capital deficit was $3,895,393. We cannot be certain that Aspyra will become profitable and sustain profitability in the future. If Aspyra does not become profitable and sustain profitability, the market price of our common stock will decline.   The Company’s primary source of working capital has been generated from private placements and borrowings. The Company’s results of operations for the current fiscal quarter ended March 31, 2006 produced negative operating cash flow of approximately $222,885. Any decline in sales, delays in implementations where payments are tied to delivery and/or performance of services, or cancellations of contracts could have a negative effect on cash flow from operations and could in turn increase our liquidity problem.   We may require additional cash resources to sustain our business. The sale of convertible debt securities or additional equity securities could result in additional dilution to our shareholders. The incurrence of additional indebtedness would result in incurring debt service obligations and could result in operating and financial covenants that would restrict our operations. There can be no assurance that any additional financing will be available on acceptable terms, if at all.

If Aspyra and Aspyra Diagnostic Solutions, Inc. (formerly StorCOMM) fail to effectively integrate their operations, the combined company may not realize the potential benefits of the merger.

The integration of Aspyra and Aspyra Diagnostic Solutions, Inc. (formerly StorCOMM) has been a time consuming and expensive process and may disrupt the combined company’s operations if it is not completed in a timely and efficient manner. The integration is still in process. If this integration effort is not successful, the combined company’s results of operations could be harmed, employee morale could decline, key employees could leave, customers could cancel existing orders or choose not to place new ones and the combined company could have difficulty complying with regulatory requirements. In addition, the combined company may not achieve anticipated synergies or other benefits of the merger. Aspyra and Aspyra Diagnostic Solutions, Inc. (formerly StorCOMM) must operate as a combined organization utilizing common information and communication systems, operating procedures, financial controls and human resources practices. The combined company may encounter the following difficulties, costs and delays involved in integrating their operations:

•              failure to successfully manage relationships with customers and other important relationships;

•              failure of customers to accept new services or to continue using the products and services of the combined company;

•              difficulties in successfully integrating the management teams and employees of Aspyra and Aspyra Diagnostic Solutions, Inc. (formerly StorCOMM);

•              challenges encountered in managing larger, more geographically dispersed operations;

•              the loss of key employees;

•              diversion of the attention of management from other ongoing business concerns;

•              potential incompatibilities of technologies and systems;

•              potential difficulties integrating and harmonizing financial reporting systems; and

•              potential incompatibility of business cultures.

If the combined company’s operations do not meet the expectations of customers of Aspyra or Aspyra Diagnostic Solutions, Inc. (formerly StorCOMM) then these customers may cease doing business with the combined company altogether, which would harm the results of operations and financial condition of Aspyra.

If the anticipated benefits of the merger are not realized or do not meet the expectations of financial or industry analysts, the market price of Aspyra common stock may decline. The market price of Aspyra common stock may decline as a result of the merger if:

•              the integration of Aspyra and Aspyra Diagnostic Solutions, Inc. (formerly StorCOMM) is unsuccessful;

•              the combined company does not achieve the expected benefits of the merger as quickly as anticipated or the costs of or operational difficulties arising from the merger are greater than anticipated;

•              the combined company’s financial results after the merger are not consistent with the expectations of financial or industry analysts;

•              the anticipated operating and product synergies of the merger are not realized; or

•              the combined company experiences the loss of significant customers or employees as a result of the merger.

We face intense competition from both established entities and new entries in the market that may adversely affect our revenues and profitability.

Our markets are competitive. There are many companies with active research and development programs both in and outside of the healthcare information technology industry. Many of these companies have considerable experience in areas of competing interest to us. Additionally, we cannot determine if other firms are conducting potentially competitive research, which could result in the development and introduction of products that are either comparable or superior to the products we sell. Further, new product introductions, product enhancements and the use of other technologies by our competitors could lead to a loss of market acceptance and cause a decline in sales or gross margins.

If we are unable to anticipate or react to competition or if existing or new competitors gain market share, our sales may decline or be impaired and we may experience a decline in the prices we can charge for our products, which could adversely affect our operating results. Our competitive position depends on several factors, including:

•              our ability to adapt effectively to the continued development, acquisition or licensing of technology or product rights by our competitors;

•              our ability to enhance our products or develop new products;

•              our ability to adapt to changing technological demands; and

•              our strategic decisions regarding the best allocation of our limited resources.

Several of our current and potential competitors have greater financial, technical, sales, marketing and other resources than we do and consequentially may have an ability to influence customers to purchase their products that compete with ours. Our future and existing competitors could introduce products with superior features, scalability and functionality at lower prices than our products, and could also bundle existing or new products with other more established products in order to compete with us. Our competitors could also gain market share by acquiring or forming strategic alliances with our other competitors. If we do not adapt our business in the face of this competition, our business and operating results may be harmed.

Any failure to successfully introduce future products into the market could adversely affect our business.

The commercial success of future products depends upon their acceptance by the medical community. Our future product plans include capital-intensive clinical information systems. We believe that these products can significantly reduce labor costs, improve patient care and offer other distinctive benefits to the medical community. However, there is often market resistance to products that require significant capital expenditures or which eliminate jobs through automation. We can make no assurance that the market will accept our future products and systems, or those sales of our future products and systems will grow at the rates expected by our management.

If we fail to meet changing demands of technology, we may not continue to be able to compete successfully with competitors.

The market for our products is characterized by rapid technological advances, changes in customer requirements and frequent new product introductions and enhancements. Our future success depends upon our ability to introduce new products that keep pace with technological developments, enhance current product lines and respond to evolving client requirements. Aspyra has incurred, and we will need to continue to incur, significant research and development expenditures in future periods as we strive to remain competitive. Our failure to meet these demands could result in a loss of our market share and competitiveness and could harm our revenues and results of operations.

Our success depends on our ability to attract, retain and motivate management and other skilled employees.

Our future success and growth depend on the continued services of our key management and employees, including Steven M. Besbeck, Bruce M. Miller, James R. Helms, Samuel G. Elliott, and William W. Peterson. The loss of the services of any of these individuals or any other key employee could materially affect our business. Our future success also depends on our ability to identify, attract and retain additional qualified personnel. Competition for employees in our industry is intense and we may not be successful in attracting or retaining them. There are a limited number of people with knowledge of, and experience in, our industry. We do not have employment agreements with most of our key employees. However, we generally enter into agreements with our employees regarding patents, confidentiality and related matters. We do not maintain life insurance polices on our employees. Our loss of key personnel, especially without advance notice, or our inability to hire or retain qualified personnel, could have a material adverse effect on sales and our ability to maintain our technological edge. We cannot guarantee that we will continue to retain our key management and skilled personnel, or that we will be able to attract, assimilate and retain other highly qualified personnel in the future.

If we do not protect our proprietary information and prevent third parties from making unauthorized use of our products and technology, our financial results could be harmed.

We rely on a combination of confidentiality agreements and procedures and copyright, patent, trademark and trade secret laws to protect our proprietary information. However, all of these measures afford only limited protection and may be challenged, invalidated, or circumvented by third parties. Third parties may copy aspects of our products or otherwise obtain and use our proprietary information without authorization. Third parties may also develop similar or superior technology independently, including by designing around our patents. Furthermore, the laws of some foreign countries do not offer the same level of protection of our proprietary rights as the laws of the United States, and we may be subject to unauthorized use of our products in those countries. Any legal action that we may bring to protect proprietary information could be expensive and may distract management from day-to-day operations. Unauthorized copying or use of our products or proprietary information could result in reduced sales of our products.

Third parties claiming that we infringe their proprietary rights could cause us to incur significant legal expenses and prevent us from selling our products.

From time to time, we have received claims that we have infringed the intellectual property rights of others and may receive additional claims in the future. Any such claim, with or without merit, could:

•              be time consuming to defend;

•              result in costly litigation;

•              divert management’s time and attention from our business;

•              require us to stop selling, to delay shipping or to redesign our products; or

•              require us to pay monetary amounts as damages to our customers.

In addition, we license and use software from third parties in our business. These third party software licenses may not continue to be available to us on acceptable terms. Also, these third parties may from time to time receive claims that they have infringed the intellectual property rights of others, including patent and copyright infringement claims, which may affect our ability to continue licensing their software. Our inability to use any of this third party software could result in disruptions in our business, which could materially and adversely affect our operating results.

Aspyra operates in a consolidating industry which creates barriers to market penetration.

The healthcare information technology industry in recent years has been characterized by consolidation by both healthcare providers who are our customers and by those companies that we compete against. Large hospital chains and groups of affiliated hospitals prefer to negotiate comprehensive contracts for all of their system needs with larger vendors who offer broader product lines and services. The conveniences offered by these large vendors are administrative and financial incentives that we cannot offer our customers.

Our products may be subject to government regulation in the future that could impair our operations.

Our products could be subject to stringent government regulation in the United States and other countries in the future. Furthermore, we expect that the integration of our product and service offering will require us to comply with regulatory requirements and that we will devote significant time and resources to this effort. These regulatory processes can be lengthy, expensive and uncertain. Additionally, securing necessary clearances or approvals may require the submission of extensive data and other supporting information.

Failure to comply with applicable requirements could result in fines, recall, total or partial suspension of distribution, withdrawal of existing product or our inability to integrate our service and product offerings. If any of these things occur, it could have a material adverse impact on our business.

Changes in government regulation of the healthcare industry could adversely affect our business.

Federal and state legislative proposals are periodically introduced or proposed that would affect major changes in the healthcare system, nationally, at the state level or both. Future legislation, regulation or payment policies of Medicare, Medicaid, private health insurance plans, health maintenance organizations and other third-party payers could adversely affect the demand for our current or future products and our ability to sell our products on a profitable basis. Moreover, healthcare legislation is an area of extensive and dynamic change, and we cannot predict future legislative changes in the healthcare field or their impact on our industry or our business.

We are subject to the Health Insurance Portability and Accountability Act (HIPAA) and the cost of complying with HIPAA may negatively impact our net income.

Our business is substantially impacted by the requirements of HIPAA and our products must maintain the confidentiality of a patient’s medical records and information. These requirements also apply to most of our customers. We believe our products meet the standards of HIPAA and may require our customers to upgrade their systems, but our customers’ preoccupation with HIPAA may adversely impact sales of our products, and the costs of compliance with HIPAA could have an impact on our product margins and selling, general and administrative expenses incurred by us and could negatively impact our net income.

Defective products or product failure may subject us to liability and could substantially increase our costs.

Our products are used to gather information for professionals to make medical decisions, diagnosis, and treatment. Accordingly, the manufacture and sale of our products entails an inherent risk of product liability arising from an inaccurate, or allegedly inaccurate, test or procedure result. In the past, Aspyra has discovered errors and failures in certain of our product offerings after their introduction and have experienced delayed or lost revenues during the period required to correct these errors. Errors and failures in products released by us could result in negative publicity, product returns, loss of or delay in market acceptance of our products, loss of competitive position or claims by customers or others. Alleviating any of these problems could require significant expenditures of our capital and resources and could cause interruptions, delays or cessation of our sales, which could cause us to lose existing or potential customers and would adversely affect our operating results. We may be subject to product liability claims as a result of any failure or errors in our products. If a customer is successful in proving its damages, it could prove expensive and time-consuming to defend against these claims, and we could be liable for the damages suffered by our customers and other related expenses, which could adversely affect our operating results. We currently maintain product liability insurance coverage for up to $2 million per incident and up to an aggregate of $4 million per year. Although management believes this liability coverage is sufficient protection against future claims, there can be no assurance of the sufficiency of these policies. We have not received any indication that our insurance carrier will not renew our product liability insurance at or near current premiums; however, we cannot guarantee that this will continue to be the case.

System or network failures could reduce our sales, increase costs or result in a loss of customers.

We rely on our management information systems to operate our business and to track our operating results. Our management information systems will require modification and refinement as we grow and our business needs change. If we experience a significant system failure or if we are unable to modify our management information systems to respond to changes in our business needs, then our ability to properly run our business could be adversely affected and could lead to a reduction in our sales, increase costs and a loss of customers.

Our evaluation of internal controls and remediation of potential problems will be costly and time consuming and could expose weakness in our financial reporting.

While we believe that we currently have adequate internal control procedures in place, we are still exposed to potential risks from legislation requiring companies to evaluate controls under Section 404 of the Sarbanes-Oxley Act of 2002. We are evaluating our internal controls system in order to allow management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 beginning in our fiscal year 2007.

Factors outside of our control may adversely affect our operations and operating results.

Our operations and operating results may be adversely affected by many different factors which are outside of our control, including:

•              deterioration in economic conditions in any of the healthcare information technology industry, which could reduce customer demand and ability to pay for our products and services;

•              political and military instability, which could slow spending within our target markets, delay sales cycles and otherwise adversely affect our ability to generate revenues and operate effectively;

•              budgetary constraints of customers, which are influenced by corporate earnings and spending objectives;

•              earthquakes, floods or other natural disasters affecting our headquarters located in Calabasas, California, an area known for seismic activity, or our other locations worldwide;

•              acts of war or terrorism; and

•              inadvertent errors.

Any of these factors could result in a loss of revenues and/or higher expenses, which could adversely affect our financial results.

Our international operations involve special risks that could increase our expenses, adversely affect our operating results and require increased time and attention of our management.

We expect to generate approximately 10% of our revenues from customers located outside of the United States in the fiscal year ending December 31, 2006. We expect to expand our international operations and such expansion is contingent upon the successful growth of our international revenues. Our international operations are subject to risks in addition to those faced by our domestic operations, including:

•              potential loss of proprietary information due to piracy, misappropriation or laws that may be less protective of our intellectual property rights;

•              imposition of foreign laws and other governmental controls, including trade and employment restrictions;

•              enactment of additional regulations or restrictions on imports and exports;

•              fluctuations in currency exchange rates and economic instability such as higher interest rates and inflation, which could make our products more expensive in those countries;

•              limitations on future growth or inability to maintain current levels of revenues from international sales if we do not invest sufficiently in our international operations;

•              longer payment cycles for sales in foreign countries and difficulties in collecting accounts receivable;

•              difficulties in staffing, managing and operating our international operations;

•              difficulties in coordinating the activities of our geographically dispersed and culturally diverse operations; and

•              political unrest, war or terrorism, particularly in areas in which we have facilities.

A portion of the Company’s transactions outside of the United States are denominated in foreign currencies. Our functional currency is the U.S. dollar. Accordingly, our future operating results will continue to be subject to fluctuations in foreign currency rates. Hedging foreign currency transaction exposures is complex and subject to uncertainty. We may be negatively affected by fluctuations in foreign currency rates in the future, especially if international sales continue to grow as a percentage of our total sales.

Changes to financial accounting standards and new exchange rules could make it more expensive to issue stock options to employees, which would increase compensation costs and may cause us to change our business practices.

We prepare our financial statements to conform with generally accepted accounting principles, or GAAP, in the United States. These accounting principles are subject to interpretation by the Public Company Accounting Oversight Board, the SEC and various other bodies. A change in those policies could have a significant effect on our reported results and may affect our reporting of transactions completed before a change is announced.

For example, we have used stock options and other long-term equity incentives as a fundamental component of our employee compensation packages. We believe that stock options and other long-term equity incentives directly motivate our employees to maximize long-term shareholder value and, through the use of vesting, encourage employees to remain with our Company. The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards 123R that requires us to record a charge to earnings for employee stock option grants. In addition, regulations implemented by the American Stock Exchange generally require shareholder approval for all stock option plans, which could make it more difficult or expensive for us to grant stock options to employees. We may, as a result of these changes, incur increased compensation costs, change our equity compensation strategy or find it difficult to attract, retain and motivate employees, each of which could materially and adversely affect our business, operating results and financial condition.

Aspyra Diagnostic Solutions, Inc. (formerly StorCOMM) currently relies on third party distribution arrangements to distribute its products. The loss of any of these relationships, or a material change in any of them, could materially harm our business.

For the three months ended March 31, 2006 and March 31, 2005, Aspyra Diagnostic Solutions, Inc. (formerly StorCOMM) received approximately 90% and 80% of its revenues, respectively, through third party distribution arrangements. We expect that we will continue to generate a significant portion of our revenues through a limited number of distribution arrangements for the foreseeable future. A significant portion of the Company’s outstanding accounts receivable is with such third party distributors, which will result in a concentration of our credit risk. If any of these third party distributors decides not to market or distribute our products or decides to terminate or not renew its agreement with us, we may be unable to replace the affected agreements with acceptable alternatives, which could materially harm our business, operating results and financial condition.

We depend on channel partners and distributors for a significant portion of our revenues.

In each of fiscal 2005 and 2004, Aspyra Diagnostic Solutions, Inc. (formerly StorCOMM) generated approximately 90%, respectively, of its revenues from medical imaging related products. We expect to continue to derive a substantial portion of our revenues from this single product category. If this product category is not successful in the future or we are unable to develop new applications that are as successful, our future revenues could be limited and our business may suffer.

Risks Related to Our Common Stock

Future sales of our common stock could adversely affect our stock price.

Future sales of substantial amounts of shares of our common stock in the public market, or the perception that these sales could occur, may cause the market price of our common stock to decline. In addition, we may be required to issue additional shares upon exercise of previously granted options or warrants such as the warrants to purchase up to 300,000 shares of Aspyra common stock that Aspyra issued a private placement pursuant to the Common Stock and Warrant Purchase Agreement dated August 18, 2005 by and among Aspyra and each of the selling shareholders (the “2005 Securities Agreement”), the Aspyra options and warrants to be issued in exchange for StorCOMM’s options and warrants pursuant to the merger, and the warrants to purchase up to 1,350,000 shares of Aspyra common stock that Aspyra issued a private placement pursuant to the Common Stock and Warrant Purchase Agreement dated May 4, 2006 by and among Aspyra and each of the selling shareholders (the “2006 Securities Agreement”). Increased sales of our common stock in the market after exercise of stock options or warrants could exert significant downward pressure on our stock price. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price we deem appropriate.

Our stock price may be volatile in the future, and you could lose the value of your investment.

The market prices of the common stock for Aspyra have experienced significant fluctuations and our stock price may continue to fluctuate significantly, and you could lose the value of your investment. The market price of our common stock may be affected by a number of factors, including:

•              announcements of quarterly operating results and revenue and earnings forecasts by us, our competitors or our customers;

•              failure to achieve financial forecasts, either because expected sales do not occur or because they occur at lower prices or on terms that are less favorable to us;

•              rumors, announcements or press articles regarding changes in our management, organization, operations or prior financial statements;

•              changes in revenue and earnings estimates by securities analysts;

•              announcements of planned acquisitions by us or by our competitors;

•              announcements of new or planned products by us, our competitors or our customers;

•              gain or loss of a significant customer;

•              inquiries by the SEC, American Stock Exchange, law enforcement or other regulatory bodies; and

•              acts of terrorism, the threat of war and economic slowdowns in general.

The stock market has experienced extreme price volatility, which has adversely affected and may continue to adversely affect the market price of our common stock for reasons unrelated to our business or operating results.

Fluctuations in our quarterly financial results have affected the stock prices of Aspyra in the past and could affect our stock price in the future.

The quarterly financial results of Aspyra have fluctuated in the past, and the quarterly financial results of the combined company are likely to vary significantly in the future. A number of factors associated with the operations of our business may cause our quarterly financial results to fluctuate, including our ability to:

•              effectively align sales resources to meet customer needs and address market opportunities;

•              effectively respond to competitive pressures; and

•              effectively manage our operating expense levels.

A number of factors associated with our industry and the markets for our products, many of which are outside our control, may cause our quarterly financial results to fluctuate, including:

•              reduced demand for any of our products;

•              timing and amount of orders by customers and seasonality in the buying patterns of customers;

•              cancellation, deferral or limitation of orders by customers;

•              fluctuations in foreign currency exchange rates; and

•              weakness or uncertainty in general economic or industry conditions.

Quarterly changes in our financial results could cause the trading price of our common stock to fluctuate significantly after the merger. If our quarterly financial results or our predictions of future financial results fail to meet the expectations of securities analysts and investors, our stock price could be negatively affected. Any volatility in our quarterly financial results may make it more difficult for us to raise capital in the future or pursue acquisitions that involve issuances of our stock or securities convertible into or exercisable for our stock. You should not rely on the results of prior periods as predictors of our future performance.

USE OF PROCEEDS

All proceeds from the sale of the shares of common stock offered by this prospectus will be for the account of the selling shareholders.

SELLING SHAREHOLDERS

On November 22, 2005, certain of the selling shareholders purchased 1,500,000 shares of our common stock at $2.00 per share plus 300,000 shares issuable upon the exercise of warrants at a purchase price of $3.00 per share pursuant to the Common Stock and Warrant Purchase Agreement (the “2005 Purchase Agreement”) dated August 18, 2005, by and among Aspyra and each of these selling shareholders.

On May 17, 2006, certain of the selling shareholders purchased 2,250,000 shares of our common stock at $2.00 per share plus 1,350,000 shares issuable upon the exercise of warrants at a purchase price of $3.00 per share pursuant to the Common Stock and Warrant Purchase Agreement (the “2006 Purchase Agreement”) dated May 4, 2006, by and among Aspyra and each of these selling shareholders.

The following table shows the names of the selling shareholders, and lists the number of shares of our common stock registered for sale by each selling shareholder under this prospectus. It also shows the total number of shares of common stock owned by the selling shareholders before and after the offering, and the percentage of our total outstanding shares represented by these amounts. We do not know when or in what amount the selling shareholders may choose to sell any of the shares offered by this prospectus. Because the selling shareholders may offer all or some of their shares of common stock pursuant to this offering, we cannot estimate the number of shares of common stock that the selling shareholders will hold after completion of this offering. The table assumes that the selling shareholders will sell all of the common stock being offered by this prospectus for their account. The selling shareholders have not had a material relationship with us within the past three years other than as a result of the selling shareholders’ ownership of our securities, except with respect to the Placement Agent fee as described below.

We paid a commission of Five Percent (5%) of the fees received from the Private Placement consummated on November 22, 2005 and a commission of Seven Percent (7%) of the fees received from the Private Placement consummated on May 17, 2006 to Great American Investors, Inc. (the “Placement Agent”). We also indemnified the Placement Agent with respect to the Private Placements. Todd Tumbleson is a managing director of Great American Investors, Inc. In addition, Todd Tumbleson is the natural person who exercises voting power and investment control over three of the selling shareholders including Tebo Partners II, LLC, Tebo SEP IRA and Tebo Capital LLC.

The following table is based on information provided to us by the selling shareholders named in the table, and does not necessarily indicate beneficial ownership for any other purpose. The selling shareholders may, however, have sold, transferred or otherwise disposed of all or a portion of their shares of common stock since the date on which they provided such information. The number of shares of common stock beneficially owned by the selling shareholders is determined in accordance with the rules of the SEC. The number of shares beneficially owned includes any shares as to which the selling shareholders have sole or shared voting power or investment power. Shares which each selling shareholder has the right to acquire within 60 days of the date of this prospectus are included in the shares owned by that selling shareholder and are treated as outstanding for purposes of calculating the ownership percentage of that selling shareholder, but not for any other selling shareholder. The term “selling shareholders” includes the shareholders listed below and their transferees, assignees, pledgees, donees or other successors. The percent of beneficial ownership for the selling shareholders is based on 8,519,400 shares of stock outstanding as of June 8, 2006.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)	Percent of Outstanding Shares of Common Stock Beneficially Owned Prior to Offering (1)	Number of Shares of Common Stock to be Offered Pursuant to this Prospectus		Number of Shares of Common Stock Beneficially Owned After the Offering (2)	Percent of Outstanding Shares of Common Stock Beneficially Owned After the Offering (2)
Ann Krueger and Kyle Krueger, joint tenants by entirety	396,000	4.4%	336,000	(3)	60,000	*
Gregory H. Ekizian Revocable Trust	378,000	4.2%	378,000	(4)	0	*
Tebo Partners II, LLC (5)	1,123,500	11.3%	1,086,000	(6)	37,500	*
Potomac Capital Partners LP	640,611	7.0%	640,611	(7)	0	*
Potomac Capital International Ltd	393,021	4.4%	393,021	(7)	0	*
Pleiades Investment Partners RLP	446,368	5.0%	446,368	(7)	0	*
Orion Capital LLC	320,000	3.6%	320,000	(7)	0	*
J. Shawn Chalmers Revocable Trust	240,000	2.7%	240,000	(7)	0	*
Slater FF&E Fund LLC c/o Slater Capital	160,000	1.8%	160,000	(7)	0	*
Joe C. Higday Trust	160,000	1.8%	160,000	(7)	0	*
Daniel R. Henry	176,000	2.0%	176,000	(7)	0	*
Ronald R, Comer Trust	40,000	*	40,000	(7)	0	*
James McCroy IRA c/o Harrington Wealth Mgmt	160,000	1.8%	160,000	(7)	0	*
Tebo Capital SEP IRA c/o Harrington Wealth Mgmt (5)	40,000	*	40,000	(7)	0	*
Tebo Capital LLC (5)	40,000	*	40,000	(7)	0	*
Robert K Green Trust	160,000	1.8%	160,000	(7)	0	*
Martin Gregory Haake Trust	24,000	*	24,000	(7)	0	*
David G. Orscheln	80,000	*	80,000	(7)	0	*
Sands Partnership No. 1 Money Purchase Plan and Trust	80,000	*	80,000	(7)	0	*
Prime Petroleum Profit Sharing Trust	80,000	*	80,000	(7)	0	*
James H. McCroy	192,000	2.2%	192,000	(7)	0	*
Francis & Joanne Hanna	40,000	*	40,000	(7)	0	*
Philip C. Young	16,000	*	16,000	(7)	0	*
Cynthia Mason	16,000	*	16,000	(7)	0	*
Leon and Delores Wright	16,000	*	16,000	(7)	0	*
Al Desmarteau	20,000	*	20,000	(7)	0	*
Denise Desmarteau	20,000	*	20,000	(7)	0	*
James & Katherine Hammond	16,000	*	16,000	(7)	0	*
Ron Loew	16,000	*	16,000	(7)	0	*
Scott & Kathy Duncan	8,000	*	8,000	(7)	0	*

*                    Indicates less than 1.0%

(1)             The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, the number of shares beneficially owned includes any shares as to which a person has sole or shared voting power or investment power. Shares that a person has the right to acquire within 60 days of the date of this prospectus are included in the shares owned by that person and are treated as outstanding for purposes of calculating the ownership percentage of that person, but not for any other person.

(2)             Assumes that all shares being offered by the selling shareholders under this prospectus are sold, that the selling shareholders acquire no additional shares of common stock before the completion of this offering, and that the selling shareholders dispose of no shares of common stock other than those offered under this prospectus.

(3)             Consists of 280,000 shares of common stock and 56,000 shares of common stock issuable upon exercise of the warrant acquired pursuant to the 2005 Purchase Agreement.

(4)             Consists of 315,000 shares of common stock and 63,000 shares of common stock issuable upon exercise of the warrant acquired pursuant to the 2005 Purchase Agreement. Gregory H. Ekizian is the trustee of the revocable trust.

(5)             Todd Tumbleson is the natural person who exercises voting power and investment control over Tebo Partners II, LLC, Tebo SEP IRA and Tebo Capital LLC. Additionally, Mr. Tumbleson owns 15,000 shares of common stock jointly with his spouse and 22,500 shares of common stock in an individual IRA, which holdings are included in the amount held by Tebo Partners II, LLC contained in the table.

(6)             Consists of 905,000 shares of common stock and 181,000 shares of common stock issuable upon exercise of the warrant acquired pursuant to the 2005 Purchase Agreement.

(7)             The following table sets forth information regarding the number of shares of common stock and shares of common stock issuable upon exercise of warrants acquired pursuant to the 2006 Purchase Agreement:

Name of Selling Stockholder	Shares of Common Stock	Shares of Common Stock Issuable Upon the Exercise of Warrants*
Potomac Capital Partners LP	400,382	240,229
Potomac Capital International Ltd	245,638	147,383
Pleiades Investment Partners RLP	278,980	167,388
Orion Capital LLC	200,000	120,000
J. Shawn Chalmers Revocable Trust	150,000	90,000
Slater FF&E Fund LLC c/o Slater Capital	100,000	60,000
Joe C. Higday Trust	100,000	60,000
Daniel R. Henry	110,000	66,000
Ronald R, Comer Trust	25,000	15,000
James McCroy IRA c/o Harrington Wealth Mgmt	100,000	60,000
Tebo Capital SEP IRA c/o Harrington Wealth Mgmt	25,000	15,000
Tebo Capital LLC	25,000	15,000
Robert K Green Trust	100,000	60,000
Martin Gregory Haake Trust	15,000	9,000
David G. Orscheln	50,000	30,000
Sands Partnership No. 1 Money Purchase Plan and Trust	50,000	30,000
Prime Petroleum Profit Sharing Trust	50,000	30,000

James H. McCroy	120,000	72,000
Francis & Joanne Hanna	25,000	15,000
Philip C. Young	10,000	6,000
Cynthia Mason	10,000	6,000
Leon and Delores Wright	10,000	6,000
Al Desmarteau	12,500	7,500
Denise Desmarteau	12,500	7,500
James & Katherine Hammond	10,000	6,000
Ron Loew	10,000	6,000
Scott & Kathy Duncan	5,000	3,000

*  The warrants are fully vested and have a purchase price of $3.00 per share.

PLAN OF DISTRIBUTION

We are registering the shares on behalf of the selling shareholders. The selling shareholders and their successors, including its transferees, assignees, pledges, donees or other successors, may dispose of the shares covered by this prospectus from time to time for their own accounts. They will act independently of us in making decisions regarding the timing, manner and size of each sale. They may sell their shares on the American Stock Exchange, in the over-the-counter market or in privately negotiated transactions. They may sell their shares directly or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders or from the purchasers of the shares. The compensation received by a particular underwriter, broker, dealer or agent might exceed customary commissions.

The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may dispose of their shares through any of the following methods or any combination of these methods:

•                       purchases by a broker or dealer as a principal and resale by that broker or dealer for its own account under this prospectus;

•                       ordinary brokerage transactions and transactions in which the broker solicits purchasers, which may include long or short sales made after the effectiveness of the registration statement of which this prospectus is a part;

•                       cross trades or block trades in which the broker or dealer engaged to make the sale will attempt to sell the securities as an agent, but may position and resell a portion of the block as a principal to facilitate the transaction;

•                       through the writing of options;

•                       in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales made through agents;

•                       any combination of the above transactions; or

•                       any other lawful method.

In addition, any securities covered by this prospectus which qualify for sale in compliance with Rule 144 promulgated under the Securities Act of 1933, as amended, or the Securities Act, may be sold under Rule 144 rather than under this prospectus.

The selling shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In these transactions, broker-dealers may engage in short sales of common stock in the course of hedging the positions they assume with the selling shareholders.

The selling shareholders also may sell shares short and redeliver the shares to close out such short positions. The selling shareholders may enter into options or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer the shares covered by this prospectus (which may be amended or supplemented to reflect the transaction). The selling shareholders also may loan or pledge the shares to a broker-dealer or another financial institution. If a selling shareholder defaults on the loan or the obligation secured by the pledge, the broker-dealer or institution may sell the shares so loaned or pledged under this prospectus (which may be amended or supplemented to reflect the transaction).

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholder. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation received by a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale.

Broker-dealers or agents and any other participating broker-dealers or the selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with sales of shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares and that there is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

We have agreed to maintain the effectiveness of the registration statement of which this prospectus is a part until the earliest to occur of the following:

•                       the second anniversary of the closing of the Purchase Agreement (provided, however, that with respect to the Registrable Shares that are Warrant Shares, the foregoing date shall be the second anniversary of the date the related Warrant was exercised);

•                       the date on which all Registrable Shares then held by the purchaser may be sold or transferred in compliance with Rule 144 under the Securities Act (or any other similar provisions then in force) without any volume or manner of sale restrictions thereunder; and

•                       such time as all Registrable Shares held by the purchaser have been sold (A) pursuant to a registration statement, (B) to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (C) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

We may suspend the selling shareholders’ right to resell shares under this prospectus for limited periods if required to do so by regulatory action or because material information or events affecting us are not adequately disclosed in the then available prospectus.

We have agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, printing expenses, administrative expenses and certain legal and accounting fees. The selling shareholders will bear all discounts, commissions or other amounts payable to underwriters, dealers or agents as well as fees and disbursements for legal counsel retained by the selling shareholders. We have also agreed to indemnify the selling shareholders against certain liabilities, including certain liabilities under the Securities Act.

The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares against liabilities, including liabilities arising under the Securities Act.

Because the selling shareholders may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. If we are required to supplement this prospectus or post-effectively amend the registration statement to disclose a specific plan of distribution of the selling shareholders, the supplement or amendment will describe the particulars of the plan of distribution, including the shares of common stock, purchase price and names of any agent, broker, dealer, or underwriter or arrangements relating to any such entity or applicable commissions.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, no person engaged in the distribution of the shares may simultaneously engage in market making activities with respect to our common stock for a restricted period before the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act the associated rules and regulations under the Exchange Act, including Regulation M, the provisions of which may limit the timing of purchases and sales of the shares by the selling shareholders.

We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders and have informed the selling shareholders of the need to deliver copies of this prospectus to purchasers at or before the time of any sale of the shares.

Our common stock is traded on the American Stock Exchange under the symbol “APY.”  The transfer agent for our shares of common stock is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038.

LEGAL MATTERS

The validity of the issuance of the shares of common stock in this offering will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, 800 Anacapa Street, Santa Barbara, California 93101.

EXPERTS

The financial statements incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the informational requirements of the SEC, we file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the public reference room maintained by the SEC at the following address:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains a web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered with this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement, including exhibits, may be obtained without charge at the website maintained by the SEC at www.sec.gov, or may be inspected without charge at the SEC’s principal office in Washington, D.C., and you may obtain copies from that office upon payment of the fees prescribed by the SEC.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated by reference into this prospectus (except exhibits, unless they are specifically incorporated by reference into this prospectus). You should direct any requests for copies to:  Investor Relations, Aspyra, Inc., 26115-A Mureau Road, Calabasas, California 91302; telephone number (818) 880-6700.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information that we file with the SEC. This means that we can disclose important information by referring the reader to those SEC filings. The information incorporated by reference is considered to be part of this prospectus, and later information we file with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering; provided, however, that nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

•                       our Annual Report on Form 10-KSB for the year ended December 31, 2005, filed on April 17, 2006;

•                       our quarterly reports on Form 10-QSB for the quarter ended March 31, 2006, filed on May 19, 2006;

•                       our amendment, filed February 6, 2006, to our current report on Form 8-K filed on November 21, 2005, and our current reports on Form 8-K filed on April 18, 2006, May 18, 2006 and May 22, 2006  (excluding those portions which are deemed furnished and not filed pursuant to General Instruction B(2) of Form 8-K); and

•                       the description of the Registrant’s Common Stock, which is contained in the registration statement on Form 8-A filed with the Securities and Exchange Commission on February 10, 2000 (File No. 001-13268), and any amendment or report filed for the purpose of updating such description.

You may obtain copies of these documents on the website maintained by the SEC at www.sec.gov, or from us, free of cost, by contacting us at the address or telephone number provided in “Where You Can Find More Information” immediately above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$1,357.83

Accounting fees and expenses	15,000

Legal fees and expenses	15,000

Printing and related fees	5,000

Miscellaneous	800

Total	$37,157.83

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

California General Corporate Law

Sections 204(a)(10), 204(a)(11), 204.5 and 317 of the California General Corporation Law (“CGCL”) permit a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933. The Registrant’s Articles of Incorporation provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permitted under California law. In addition, the Registrant’s Articles of Incorporation provide that the Registrant is authorized to provide indemnification of agents, including directors, officers, employees and other agents (as defined in Section 317 of the CGCL) for breach of duty to the Registrant and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject only to the applicable limits set forth in Section 204 of the CGCL.

The Registrant’s Bylaws provide that, to the maximum extent permitted by the CGCL, the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person was an agent of the Registrant, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding. The Registrant may advance expenses incurred in defending any proceeding prior to the final disposition of such proceeding to the maximum extent permitted by the CGCL.

The above discussion of the CGCL and the Registrant’s Articles of Incorporation and Bylaws is not intended to be exhaustive and is qualified in its entirety by such statutes, Articles of Incorporation and Bylaws.

Indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers and controlling persons under the foregoing provisions, or otherwise. The Registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Directors’ and Officers’ Liability Insurance

Section 317(i) of the CGCL further provides that a corporation may purchase and maintain insurance on behalf of any agent, including any director, officer, employee or other agent of the corporation.

The Registrant’s bylaws permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent of the Registrant.

The Registrant has obtained policies of insurance under which, subject to the limitations of such policies, coverage is provided to the Registrant’s directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer.

Indemnification Agreements

The Registrant has entered into agreements to indemnify its directors and executive officers in addition to the indemnification provided for in its Articles of Incorporation and Bylaws. These agreements, among other things, provide for indemnification of the Registrant’s directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any of these people in any action or proceeding arising out of his or her services as a director or executive officer or at the Registrant’s request. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified people as directors and executive officers.

ITEM 16.    EXHIBITS.

Exhibit Number	Description of Exhibit
4.1	Specimen Share Certificate.

4.2	A Form of Warrant issued in Private Placement closed on November 22, 2005.

4.3	A Form of Warrant issued in Private Placement closed on May 17, 2006.

5.1	Opinion of Sheppard, Mullin, Richter & Hampton, LLP, together with consent

23.1	Consent of Sheppard, Mullin, Richter & Hampton, LLP (included in its opinion filed as Exhibit 5.1)

23.2	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (See page 27)

ITEM 17.    UNDERTAKING.

(a)                                  The undersigned small business issuer hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.                     To include any prospectus required by Section 10(a)(3)  of the Securities Act;

ii.                  To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.               To include any additional or changed material information on the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that:

(A) This registrant, a small business issuer, does not need to give the statements in paragraphs (a)(1)(i) and (a)(1)(ii) of this section  if the registration statement is on Form S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Securities Exchange Act of 1934  that are incorporated by reference in the registration statement; and

(B) This registrant, a small business issuer, does not need to give the statements in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section  if the registration statement is on Form S-3 and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is deemed part of and included in the registration statement.

(2)                                  For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3)                                   To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)                                   For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on June 9, 2006.

ASPYRA, INC.
By:	/s/ STEVEN M. BESBECK
Steven M. Besbeck Chief Executive Officer
By:	/s/ ANAHITA VILLAFANE
Anahita Villafane
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Aspyra, Inc., a California corporation (the “Company”), hereby nominate and appoint Steven M. Besbeck and Anahita Villafane, and each of them acting or signing singly, as his or her agents and attorneys-in-fact (the “Agents”), for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (including the undersigned’s capacity as a director or officer of the Company), to sign any amendments to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the Agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN M. BESBECK	Chief Executive Officer and Director	June 9, 2006
Steven M. Besbeck	(Principal Executive Officer)

/s/ ANAHITA VILLAFANE	Chief Financial Officer and Secretary	June 9, 2006
Anahita Villafane	(Principal Financial and Accounting Officer)

/s/ NORMAN R. COHEN		June 9, 2006
Norman R. Cohen	Director

/s/ ROBERT S. FOGERSON		June 9, 2006
Robert S. Fogerson	Director

/s/ LAWRENCE S. SCHMID		June 9, 2006
Lawrence S. Schmid	Director

/s/ BRADFORD G. PETERS		June 9, 2006
Bradford G. Peters	Director

/s/ C. IAN SYM-SMITH		June 9, 2006
C. Ian Sym-Smith	Director

INDEX

Exhibit Number	Description of Exhibit

4.1	Specimen Share Certificate.

4.2	A Form of Warrant issued in Private Placement closed on November 22, 2005.

4.3	A Form of Warrant issued in Private Placement closed on May 17, 2006.

5.1	Opinion of Sheppard, Mullin, Richter & Hampton, LLP, together with consent

23.1	Consent of Sheppard, Mullin, Richter & Hampton, LLP (included in its opinion filed as Exhibit 5.1)

23.2	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (See page 27)